Exhibit 5.1

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

February 13, 2026

Ainos, Inc.	By email
3050 Post Oak Blvd., Ste. 510-T80
Houston, TX 77056

Ainos, Inc. Form S-8 Registration Statement

We have acted as counsel to Ainos, Inc., a Texas corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance of up to 1,396,535 shares of the Company’s common stock, $0.01 par value per share (the “Shares”) reserved for issuance pursuant to the Ainos, Inc. 2023 Stock Incentive Plan effective May 1, 2023 (the “Plan”).

We have reviewed a copy of the Plan, and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the Texas Business Organizations Code and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Sincerely yours,

/s/ Baker & McKenzie LLP

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